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                                                                   EXHIBIT 23.2

                [LETTERHEAD OF PIPER MARBURY RUDNICK & WOLFE LLP]




                                          October 8, 2001



TRICOM, S.A.
Avenida Lope de Vega No. 95
Santo Domingo, Dominican Republic

                    Re:  TRICOM, S.A.
                         Registration Statement on Form F-3

Ladies and Gentlemen:

      Reference is hereby made to that certain Registration Statement on Form F-3 (File No. 333-65842) filed with the Securities and Exchange Commission by TRICOM, S.A. in connection with the registration under the Securities Act of 1933, as amended, of shares of TRICOM, S.A.'s Class A Common Stock, par value RD$10 per share (the "Registration Statement"). We hereby consent to being referenced in the Prospectus, which forms a part of the Registration Statement, under the heading "Legal Matters." In giving the foregoing consent to being referenced under the heading "Legal Matters," we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                          Very truly yours,



                                          /s/ PIPER MARBURY RUDNICK & WOLFE LLP
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                                              Piper Marbury Rudnick & Wolfe LLP